UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2008

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California    90211

(Address of Principal Executive Offices)     (Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 25, 2008, the change of control provisions of the 2000 Share Option Scheme and 2004 Share Option Scheme (together the “Schemes”) of Spark Networks, Inc. (the “Company”) were modified pursuant to their terms. The Schemes were assumed by the Company in connection with the 2007 scheme of arrangement whereby the Company became a Delaware corporation and Spark Networks plc (now Spark Networks Limited) became a wholly-owned subsidiary of the Company. The Company no longer issues option awards pursuant to the Schemes, although there are options currently outstanding that were granted under the Schemes.

Pursuant to the modifications, unless otherwise provided or unless the outstanding awards are assumed or substituted in connection with a change of control, a change of control will have no effect on the vesting or exercisability of any outstanding options. The Board retains discretion to take any other action it deems appropriate on the date of a change of control.

Item 9.01.	Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendments dated November 25, 2008 to 2000 and 2004 Option Schemes re: change of control provisions (incorporated by reference to Exhibit (d)(6) of the Company’s Schedule TO filed with the Securities and Exchange Commission on December 2, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: December 5, 2008	By:	/s/ Joshua A. Kreinberg
	Name:	Joshua A. Kreinberg
	Title:	General Counsel